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                                   EXHIBIT 21
                     SUBSIDIARIES OF MACDERMID, INCORPORATED
MacDermid's  principal,  wholly-owned,  subsidiaries  are  as  follows:


                                           Jurisdiction of Incorporation
Dynacircuits LLC. . . . . . . . . . . . .  Illinois
Ferwell SRL . . . . . . . . . . . . . . .  Italy
Jager Juene, S.A. . . . . . . . . . . . .  France
MacDermid, plc. . . . . . . . . . . . . .  United Kingdom
MacDermid Asia, Ltd . . . . . . . . . . .  Hong Kong
MacDermid Benelux BV. . . . . . . . . . .  Holland
MacDermid Canning . . . . . . . . . . . .  Texas
MacDermid Canning, ltd. . . . . . . . . .  United Kingdom
MacDermid Chemicals, Inc. . . . . . . . .  Canada
MacDermid Colorspan, Inc. . . . . . . . .  Delaware
MacDermid Equipment, Inc. . . . . . . . .  Connecticut
MacDermid Equipment Asia Ltd. . . . . . .  Taiwan
MacDermid Equipment GmbH. . . . . . . . .  Germany
MacDermid Espanola, S.A.. . . . . . . . .  Spain
MacDermid France, S.A.. . . . . . . . . .  France
MacDermid GmbH. . . . . . . . . . . . . .  Germany
MacDermid GmbH Canning. . . . . . . . . .  Germany
MacDermid Printing Solutions, llc.. . . .  Delaware
MacDermid Graphic Arts, SAS.. . . . . . .  France
MacDermid Hong Kong, Ltd. . . . . . . . .  Hong Kong
MacDermid Imaging Technology Asia . . . .  Hong Kong
MacDermid Imaging Technology Europe BV. .  Holland
MacDermid Italiana SRL. . . . . . . . . .  Italy
MacDermid New Zealand, Ltd. . . . . . . .  New Zealand
MacDermid Scandinavia . . . . . . . . . .  Sweden
MacDermid S.A. (Pty.) Ltd.. . . . . . . .  South Africa
MacDermid Singapore, Pte. Ltd.. . . . . .  Singapore
MacDermid Suisse, S.A.. . . . . . . . . .  Switzerland
MacDermid Taiwan, Ltd.. . . . . . . . . .  Taiwan
Napp Systems Inc. . . . . . . . . . . . .  California
Nippon MacDermid Co., Ltd . . . . . . . .  Japan
PTI Productos Technicos Para Impessao Ltd  Brazil

In addition, the Corporation has several non-operating subsidiaries, which, in the aggregate, are not significant.
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